UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2018

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-205888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

455 Mission Bay Boulevard South

Suite 545

San Francisco, CA 94158

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Twist Bioscience Corporation (the “Company”) approved the salary increase of Ms. Emily Leproust described below.

On November 19, 2018, the Committee approved, effective as of December 1, 2018, the fiscal 2019 base salaries of Messrs. Thorburn and Daniels as set forth below. In addition, the Committee approved the new annual bonus target percentages for each of the Company’s Named Executive Officers for the fiscal year 2019 performance period, and each future performance period unless subsequently adjusted by the Committee.

Name and Position	2019 Base Salary($)	2018 Base Salary($)		Percentage Increase	New Annual Bonus Target Percentage
Emily M. Leproust President and Chief Executive Officer	$500,000	$362,250		38.03%	80%
James M. Thorburn Chief Financial Officer	$400,000	$305,000	*	31.15%	50%
Mark Daniels Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer, and Secretary **	$360,000	$325,000		10.77%	50%

*	$305,000 represents a full year’s salary. However, Mr. Thorburn commenced employment with the Company in April 2018 and only earned $134,015.
**	New title effective as of November 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2018	Twist Bioscience Corporation

/s/ Mark Daniels
Mark Daniels Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer, and Secretary

3